Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby nominates, constitutes and appoints each of Thomas W. Lee and Barbra E. Kocsis and each of them, as his or her true and lawful agent and attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 and any other regulatory authority having jurisdiction over the offer and sale of shares of the Trust (i) the registration statement on Form S-1 of TRAKRS Trust I (the “Trust”) and any and all pre-effective and post-effective amendments thereto, (ii) any registration statement relating to the Trust’s offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments thereto or (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments thereto, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done and about the premises as fully to all intents and purposes as the undersigned directors and/or officers and themselves might or could do. This Powers of Attorney may be executed in any number of counterparts (and each of the signatories will not be required to execute the same counterpart).

IN WITNESS WHEREOF, the undersigned persons are signing in their capacities as managers and/or officers of Merrill Lynch Alternative Investments LLC, the sponsor of the Trust, have hereunto set their hand this 10th day of September, 2007.

/s/ Robert D. Ollwerther	/s/ Steven B. Olgin
Robert D. Ollwerther	Steven B. Olgin
President, Chief Executive Officer,	Manager
Manager

/s/ Thomas W. Lee	/s/ Barbra E. Kocsis
Thomas W. Lee	Barbra E. Kocsis
Manager	Chief Financial Officer